Exhibit 3.20A

The Netherlands Chamber of Commerce Business Register extract

CCI number 34332280
Page 1 (of 2)	Home addresses are not public data and are only available for organisations stated in article 51 of the Business Register Decree (Handelsregisterbesluit).

Legal entity
RSIN	820583996
Legal form	Besloten Vennootschap (comparable with Private Limited Liability Company)
Statutory name	Vantage Drilling Netherlands B.V.
Corporate seat	Amsterdam
First entry in Business Register	26-03-2009
Date of deed of incorporation	26-03-2009
Date of deed of last amendment to	15-01-2016
the Articles of Association
Issued capital	EUR 18.000,00
Paid-up capital	EUR 18.000,00
Filing of the annual accounts	The annual accounts for the financial year 2016 were filed on 22-05-2017.

Company
Trade name	Vantage Drilling Netherlands B.V.
Company start date	26-03-2009
Activities	SBI-code: 6420 - Financial holdings
Employees	0

Establishment
Establishment number	000017143187
Trade name	Vantage Drilling Netherlands B.V.
Visiting address	Herikerbergweg 238, Luna ArenA, 1101CM Amsterdam
Postal address	Postbus 23393, 1100DW Amsterdam
Telephone number	+31205755600
Fax number	+31206730016
Date of incorporation	26-03-2009
Activities	SBI-code: 6420 - Financial holdings
For further information on activities, see Dutch extract.
Employees	0

Sole shareholder
Name	Vantage Holding Hungary Kft
Visiting address	Wesselenyi utca 16, 1077 Budapest, Hungary
Registered in	Fővárosi Bíróság mint cegbíróság
Budapest, Hungary
under number 01-09-913549/4
Sole shareholder since	26-03-2009

Board members
Name	Zwagerman, Paul
Date and place of birth	04-05-1968, Hoorn
Address	Matissehof 99, 1628XS Hoorn

This extract has been certified with a digital signature and is an official proof of registration in the Business Register. You can check the integrity of this document and validate the signature in Adobe at the top of your screen. The Chamber of Commerce recommends that this document be viewed in digital form so that its integrity is safeguarded and the signature remains verifiable.

The Netherlands Chamber of Commerce Business Register extract

CCI number 34332280
Page 2 (of 2)

Date of entry into office	01-08-2017 (registration date: 31-10-2017)
Title	Directeur B
Powers	Jointly authorised (with other board member(s), see articles)

Name	Ibrahim, Linda Jovana
Date and place of birth	04-12-1970, Texas, United States of America
Address	12904 Waters Edge Place, Houston, TX 77041-7641, United States of America
Date of entry into office	10-11-2017 (registration date: 10-11-2017)
Title	Directeur A
Powers	Jointly authorised (with other board member(s), see articles)

Extract was made on 07-05-2018 at 21.39 hours.

This extract has been certified with a digital signature and is an official proof of registration in the Business Register. You can check the integrity of this document and validate the signature in Adobe at the top of your screen. The Chamber of Commerce recommends that this document be viewed in digital form so that its integrity is safeguarded and the signature remains verifiable.